UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2020 (December 2, 2020)

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2020, DURECT Corporation (“DURECT”) entered into an amendment with POH-AKF3 Riverchase, LLC., as successor-in-interest to DRA/CLP Riverchase Center Birmingham LLC, to the lease governing the Company’s facilities in Birmingham, Alabama, located at 2200 Riverchase Center, Suite 501, Birmingham, Alabama 35244 (the “Lease Amendment”).  This facility consists of office, laboratory, and manufacturing space comprising approximately 21,540 square feet.  The lease was to expire in July 2021 but is extended for an additional 65 months to December 31, 2026.  The base monthly rent for the first twelve months of the extension period is $27,373.75 per month and increases annually by 2.5%.  The base monthly rent in December 2020, prior to entry into the Lease Amendment, was approximately $26,925.00 per month. The obligations of DURECT under the lease as amended are expected to be assumed by Evonik Corporation (“Evonik”) upon the closing of that certain transaction described more fully in DURECT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2020, whereby Evonik will acquire certain assets from DURECT.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 8, 2020	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer

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